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                                                                   EXHIBIT 10.13

                         WORKING CAPITAL LOAN AGREEMENT
                                   (PHASE II)

               This Agreement, dated as of March 31, 1999, is entered into among Third Party Investors I, L.L.C., a Delaware limited liability company ("Borrower"), and Alternative Living Services, Inc., a Delaware corporation ("Lender").


                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Lender make loans to Borrower in the aggregate amount of up to $800,000.00; and

         WHEREAS, Lender is willing to make the loans to Borrower on the terms and subject to the conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         "Agreement" shall mean this Loan Agreement.

         "Borrower" shall mean Third Party Investors I, L.L.C., a Delaware limited liability company.

         "Business Day" shall mean a day on which national banks are open for the transaction of business required for this Agreement in Milwaukee, Wisconsin.

         "Closing Date" shall mean the date of this Agreement.

         "Event of Default" shall mean any of the events specified in Section
7.1 hereof, provided that any requirement for notice or passage of time has been satisfied.

         "Lender" shall mean Alternative Living Services, Inc., a Delaware corporation.

         "Loan" and "Loans" shall have the meanings set forth in Section 2.1 hereof.
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         "Loan Documents" shall mean the Note and any other documents executed by Borrower or its members with or for the benefit of Lender in connection with this Agreement or the Loans.

         "Management Agreement" shall mean any Assisted Living Consultant and Management Services Agreement entered into by Lender and Borrower as of the date hereof (excluding any Assisted Living Consultant and Management Services Agreement entered into prior to such date, even if amended or restated on or as of such date), as contemplated by Section 5.6 of the Operating Agreement of Borrower dated as of December 31, 1998, as amended as of the date hereof.

         "Material Adverse Effect" shall mean any act, omission or undertaking which would, singly or in the aggregate, have (or reasonably be expected to have) a material adverse effect upon the business, assets, liabilities, financial condition or results of operations of a Person.

         "Note" shall mean the Working Capital Loan Note, dated as of the date hereof, in the aggregate principal amount of $800,000.00, made by Borrower to the order of Lender and delivered to Lender pursuant to Section 2.1(c) hereof.

         "Person" shall mean an individual, corporation, limited liability company, partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Taxes" shall mean, with respect to any Person, taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties or assets.

         "Unmatured Event of Default" shall mean any event or condition which, with the lapse of time or giving of notice to Borrower contemplated hereby, would constitute an Event of Default.

                                   ARTICLE II
                 COMMITMENT TO LEND, BORROWING PROCEDURES, ETC.

Section 2.1  Loans

         (a) Amount. Lender agrees, from the Closing Date until the respective Maturity Dates described in Section 2.1(d) below, and upon the terms and conditions herein set forth, to make a loan or loans to Borrower in the aggregate principal amount of up to Eight Hundred Thousand Dollars ($800,000.00) (the "Commitment") (each such loan in herein referred to as the "Loan," all such loans are herein referred to as "Loans," and the aggregate amount of all such Loans outstanding from time to time, the "Loan Amount"). Borrower shall repay all



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outstanding Loans in installment on the respective Maturity Dates, or such earlier date if payment of the Loans are accelerated in accordance herewith.

         (b) Borrowings. Borrower shall be entitled to draw Loans pursuant to this Loan Agreement as and when required to fund the working capital needs of any project that is the subject of any Management Agreement as of the date hereof, other than to pay any management fees pursuant to Section 4.1(g) of any of the Management Agreements due to Lender and funded by Borrower under that certain Management Fee Loan Agreement between the parties of even date herewith.

         (c) Working Capital Loan Note. The obligations of Borrower to repay the Loans shall be evidenced by Borrower's promissory note in the form attached hereto as Exhibit A, dated the Closing Date and payable to the order of Lender for the principal sum of $800,000.00, or such Loan Amount as shall be outstanding hereunder from time to time, with interest as therein provided. Absent manifest error, the Lender's records with respect to Loans and the aggregate outstanding Loan Amount shall be conclusive as to amounts owed Lender under the Note and this Agreement.

         (d) Payments. Unless payment of the Loans are accelerated upon occurrence of an Event of Default pursuant to Section 7.2 hereof, the aggregate outstanding principal amount of the Loans, together with all accrued interest thereon, shall be due and payable in installments as Borrower sells or otherwise disposes of projects that are the subject of any Management Agreement, such that the aggregate Loan Amount of all outstanding Loans made pursuant to this Agreement shall never exceed the product of (i) the number of such projects still owned by Borrower after such sale or other disposition, times (ii) $100,000.00 (any such sale date with respect to which any repayment is due hereunder, the respective "Maturity Date").

         (e) Interest Rate. The Loans shall bear interest, during the period from and including the date of funding to (but not including) the date the Loans are paid in full, at the per annum rates set forth in the Note.

Section 2.2  Prepayment.

         The principal amount of the Loan may be repaid or prepaid in full or in part at any time prior to the Maturity Date, without premium or penalty.

Section 2.3  Manner of Payment.

         (a) Each payment (including prepayments) by Borrower on account of the principal or interest on the Loan shall be made on the dates specified for payment under this Agreement to the Lender in lawful money of the United States of America in immediately available funds. Any prepayment by Borrower shall set forth in writing whether the payment is a prepayment of principal under the Loan.





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         (b) If any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         (c) If some or less than all amounts due from Borrower are received by Lender, Lender shall distribute such amounts in the following order of priority:
(i) to the payment of all amounts then due and payable under this Agreement other than interest or principal; (ii) to the payment of interest then due and payable on the Loan; and (iii) to the repayment or prepayment of the principal balance of the Loans.

Section 2.4  Basis of Calculation of Interest.

         All interest payable hereunder shall be calculated on the basis of the 360/365 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period.

Section 2.5    Maximum Interest Rate.

         In no event shall the amount of interest due or payable under the Note exceed the maximum rate of interest allowed by applicable law, and in the event that any such payment is inadvertently paid by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Lender, in writing, that Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that Borrower not pay, and that Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which would lawfully be paid by Borrower under applicable law.

                                   ARTICLE III
                               CLOSING DELIVERIES

         The following deliveries shall be made simultaneously with the execution of this Agreement:

Section 3.1  The Note.

         Borrower shall deliver to Lender the Note duly executed and dated as of the Closing Date.

Section 3.2  Evidence of Approvals.



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         Lender shall have received from the Borrower copies of all such documents and other evidence that it may reasonably request to confirm the Borrower's authority to enter into the Agreement and the transactions contemplated hereby, and to fully perform its obligations hereunder and thereunder.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.1  Representations and Warranties.

         Borrower hereby represents and warrants that:

         (a) Organization; Power; Qualification. Borrower is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, has the power and authority, to own or lease and operate its properties and to carry on its businesses as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as foreign limited liability company, and is authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, and on which failure to so qualify would have a Material Adverse Effect on Borrower.

         (b) Execution and Enforceability. This Agreement has been duly executed and delivered by Borrower, and is, and each of the Loan Documents to which Borrower is a party is, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies, and in particular, may not be available where damages are considered an adequate remedy at law, and (ii) may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws effecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower).

         (c) Authorization. Borrower is duly authorized to execute, deliver and perform its obligations under this Agreement and the Loan Documents. The execution, delivery and performance by Borrower of this Agreement and the Loan Documents do not and will not require any consent or approval of any governmental agency or authority.

         (d) No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the Loan Documents (i) do not and will not conflict with: (A) any provision of law, (B) the Borrower's operating agreement or the Delaware Limited Liability Company Act, (C) any material agreement binding upon Borrower, or (D) any court or administrative order or decree applicable to Borrower, and (ii) do not and will not require, or result in, the creation or imposition of any lien on any asset of Borrower.


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                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         From the date of this Agreement and thereafter until all Loans pursuant to this Agreement, and all interest thereon, are paid in full, and unless Lender shall otherwise consent in writing:

Section 5.1  Notices.

         Borrower shall notify the Lender in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

         (a) Default. The occurrence of an Event of Default or Unmatured Event of Default;

         (b) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which would constitute a Material Adverse Effect on the Borrower;

         (c) Material Adverse Change. The occurrence of a material adverse change in the business, operations or financial condition of Borrower; or

         (d) Other Events. The occurrence of such other events as the Lender may from time to time reasonably specify regarding the financial condition of Borrower.

Section 5.2  Existence.

         Borrower shall maintain and preserve its existence as a limited liability company, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, and other authority to the extent material and necessary for the conduct of its business in the ordinary course as conducted from time to time.

Section 5.3  Books, Records and Access.

         Borrower shall maintain accurate books and records in conformance with its method of income tax accounting. Within 15 days after receiving written notice from Lender, Borrower shall permit reasonable access by the Lender to the books and records of Borrower during normal business hours and permit the Lender to make reasonable copies of such books and records.

Section 5.4  Insurance.

         Borrower shall maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.




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Section 5.5  Repair.

         Borrower shall maintain, preserve and keep its properties in good repair, working order and condition, and from time to time make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained except for where the failure to comply with this
Section 5.5, individually or in the aggregate, does not have a Material Adverse Effect on Borrower.

Section 5.6  Taxes.

         Borrower shall pay when due, all of its Taxes, unless and only to the extent that Borrower is contesting such Taxes in good faith and by appropriate proceedings and Borrower has set aside in its books reasonable reserves therefor.

Section 5.7  Compliance.

         Borrower shall comply with all statutes and governmental rules and regulations applicable to it, except where the failure to comply with this
Section 5.7, individually or in the aggregate, does not have a Material Adverse Effect on the Borrower.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         From the date of this Agreement and thereafter until the Loan Amount, and all interest thereon, is paid in full, and unless Lender shall otherwise consent in writing:

Section 6.1  Liquidation, Merger or Sale.

         Borrower shall not, without the prior written consent of Lender:

         (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise windup its affairs;

         (b) sell, lease, abandon, transfer or otherwise dispose of any real property or of any personal property having a value of in excess of $25,000; or

         (c) be party to any merger or consolidation.

Section 6.2  Liens.





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         Borrower shall not create, incur or suffer to exist, any lien
(including, without limitation, any pledge, assignment, mortgage, title retaining contract or other type of security interest) to exist on any of the assets or property (real, personal or mixed, tangible or intangible) of the Borrower, other than:

               (i) Liens for Taxes not delinquent or for Taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on Borrower's books and records;

               (ii) Liens created in connection with workmen's compensation, unemployment insurance, and social security, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature made in the ordinary course of business;

               (iii) Each lien existing on the date hereof; or

               (iv) Liens created in connection with purchase money mortgages or security interests granted to secure the purchase price of assets, the purchase of which does not violate this Agreement or any instrument required hereunder.

Section 6.3  Distributions.

         Borrower shall not make any distribution, directly or indirectly, whether in cash or in other property, on account of or for the benefit of its members, other than payments or distributions to Lender pursuant to this Agreement, the other Loan Documents or any other loans made to Borrower by Lender.

                                   ARTICLE VII
                          EVENTS OF DEFAULT & REMEDIES

Section 7.1  Events of Default.

         An Event of Default shall have occurred under this Agreement:

         (a) Non-payment. If Borrower shall default in the payment when due of any principal of, or interest on, the Loan, and such default shall not be cured within three (3) Business Days following notice thereof from Lender.

         (b) Insolvency. If Borrower becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for Borrower or for a substantial part of the property of Borrower, or makes a general assignment for the benefit of creditors;




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or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or for a substantial part of the property of the Borrower and is not discharged within sixty days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Borrower and, if instituted against Borrower, is consented to or acquiesced in by Borrower or remains for sixty days undismissed; or any warrant of attachment or similarly legal process is issued against any substantial part of the property of Borrower which is not released within sixty days of service.

         (c) Representations and Warranties. If any representation or warranty made under this Agreement or any statement in any certificate given by Borrower hereunder shall be untrue, incorrect or misleading in any material respect when made or given.

         (d) Covenants. If Borrower shall default in the performance or observance of any covenant set forth in Article V or Article VI hereof and, with respect to any covenant set forth in Section 5.1, 5.3, 5.4, 5.5, 5.6 or 5.7, such default shall not be cured within thirty (30) days following notice thereof from Lender to Borrower.

         (e) If there is an event of default under any of the Loan Documents, subject to any applicable period of grace.

         (f) Other Obligations. If, subject to any applicable grace period, Borrower (i) fails to pay any indebtedness or other obligations, direct or indirect, for borrowed money in an amount in excess of $25,000.00 (other than as evidenced by this Agreement or the Note) owing by Borrower when due, whether at maturity, by acceleration or otherwise, or (ii) fails to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement or under the Loan Documents) evidencing or securing or relating to such indebtedness or other obligations, when required to be performed, and, if as the result of such failure, the maturity date of such indebtedness or other obligations has been accelerated.

         (g) Judgments. If Borrower fails to satisfy or stay the execution by appropriate proceedings of any judgment rendered against it in excess of $25,000.



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Section 7.2  Remedies.

         If an Event of Default shall have occurred and shall be continuing, Lender shall have the right at its option, and in its sole discretion, to declare all amounts outstanding under the Note and this Agreement to be immediately due and payable (except that if an event described in Section 7.1(b) occurs, all amounts outstanding under the Note and this Agreement shall automatically become immediately due and payable). Lender shall promptly advise Borrower, in writing, of any such declaration, but failure to do so shall not impair the effect of such declaration. Lender shall also be entitled to exercise any and all remedies available to it, at law or equity.

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.1  Waiver and Amendments.

         No failure or delay on the part of Lender in the exercise of any power or right, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Lender at law or in equity. No notice to or demand on the Borrower required hereunder or under the Note shall in any event entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action and any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note shall in any event be effective unless the same shall be in writing and signed and delivered by Lender. Any waiver of any provision of this Agreement or the Note, and any consent to any departure by Borrower from the terms of any provision of this Agreement or the Note, shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.2  Notices

         All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid first-class mail, or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the post-mark date thereof and, if by telecopy, shall be followed forthwith by letter and shall be deemed to have been received upon dispatch and acknowledgment of receipt by the recipient's telecopier machine. In addition, notices hereunder may be delivered by hand in which event the notice shall be deemed effective when delivered or by overnight courier, in which event the Notice shall be deemed delivered the day after it is accepted by the courier for next day delivery. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:




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         (i)   If to Borrower:

                    Third Party Investors I, L.L.C.

                    c/o McDonald Investments, Inc.
                    250 Pearl Street, N.W.
                    Grand Rapids, Michigan 49503
                    Attn: Randall S. Damstra
                    Fax: (616) 732-3394

                    with a copy to (which shall not constitute notice):

                    Hecht & Lentz
                    333 Bridge, N.W., Suite 330
                    Grand Rapids, Michigan 49504
                    Attn: David M. Hecht, Esq.
                    Fax: (626) 776-7203

         (ii) If to Lender:

                    Alternative Living Services, Inc.
                    450 N. Sunnyslope Road
                    Suite 300
                    Brookfield, Wisconsin  83005
                    Attn:  President and CEO
                    Fax: 414-789-6677

                    with a copy to (which shall not constitute notice):

                    Rogers & Hardin LLP
                    229 Peachtree Street, N.E.
                    2700 International Tower
                    Atlanta, Georgia  30303
                    Attn:  Alan C. Leet, Esq.
                    Fax: 404-525-2224

         Any party hereto may change the address to which notices shall be directed under this Section by giving written notice of such change to the other parties.




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Section 8.3  Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.4  Governing Law.

         This Agreement shall be construed under and governed by the laws of the state of Wisconsin, without giving effect to its principles of conflicts of laws.

Section 8.5  Successors and Assigns.

         This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower and Lender and their successors and assigns. Neither Borrower nor Lender shall assign its rights or delegate its duties hereunder without the consent of the other party.

Section 8.6  Headings.

         Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

Section 8.7  Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Section 8.8  Expenses.

         Borrower agrees to pay, and hold Lender harmless from liability for the payment of, all reasonable costs and expenses of Lender (including reasonable fees and expenses of counsel) in connection with any Event of Default or the enforcement of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned thereunto duly authorized as of the date first written above.



                                     ALTERNATIVE LIVING SERVICES, INC.,
                                     a Delaware corporation


                                     By:   /s/ Mark W. Ohlendorf
                                        ----------------------------------------
                                     Title: Senior Vice President
                                           -------------------------------------


                                     THIRD PARTY INVESTORS I, L.L.C.
                                     a Delaware limited liability company


                                     By:   /s/ John Meilner
                                         ---------------------------------------
                                     Title:  Authorized Agent
                                           -------------------------------------